SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)



                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PORTEC INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                 6/30/97            1,600-           11.8750
          GABELLI FUNDS, INC.
               THE GABELLI SMALL CAP GROWTH FUND
                                 7/03/97            3,000            11.6750
                                 6/27/97            1,800            11.4250
          GAMCO INVESTORS, INC.
                                 7/17/97            3,000            12.3542
                                 7/08/97            4,000            12.2438
                                 7/08/97            2,000            12.1875
                                 7/08/97           10,000            12.2325
                                 7/07/97            3,900            12.1250
                                 7/07/97            3,000            12.0000
                                 7/03/97            5,000            12.0000
                                 7/02/97            6,000            11.5833
                                 7/01/97            2,000            11.6313
                                 6/27/97            1,000            11.0000
                                 6/27/97            3,000            11.2500














(1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED
    ON THE NY STOCK EXCHANGE.

(2) PRICE EXCLUDES COMMISSION.



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